UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 25, 2021
Date of Report (date of earliest event reported):

TELOS CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-08443	52-0880974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19886 Ashburn Road, Ashburn, Virginia	20147-2358
(Address of principle executive offices)	(Zip Code)

(703) 724-3800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.001 par value per share	TLS	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 25, 2021, Telos Corporation (the “Company”) held the annual meeting of its stockholders.  Two matters were submitted to the holders of the Company’s Common Stock for their approval, which are described in detail in the Company’s Annual Proxy Statement for the 2021 Annual Meeting of Stockholders as filed with the Securities and Exchange Commission.  The final results of voting for each matter submitted to a vote of the stockholders at the meeting were as follows:

1.           The holders of the Company’s Common Stock elected six directors to serve until the 2022 Annual Meeting of the stockholders or until their successors are elected and qualified.  Each of the nominees received the affirmative vote of a plurality of the votes cast at the meeting.  The final results of voting regarding the election of directors were as follows:

	For	Withheld

John B. Wood	47,282,947	136,644
Bernard C. Bailey	47,256,553	163,038
David Borland	41,585,856	5,833,735
John W. Maluda	47,087,000	332,591
Bonnie L. Carroll	45,890,055	1,529,536
Fredrick D. Schaufeld	47,300,774	118,817

2. The holders of the Company’s Common Stock voted to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.  The ratification received the affirmative vote of a majority of the votes cast at the meeting.  The final results of voting regarding this proposal were as follows:

	For	Against	Abstain

Total shares voted	49,362,924	41,349	437,814

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  May 26, 2021

TELOS CORPORATION
By:	/s/ Michele Nakazawa
Michele Nakazawa
Chief Financial Officer